UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 1, 2025

Date of Report (Date of earliest event reported)

MGT Capital Investments, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2076 Foster Mill Drive
LaFayette, Georgia 30728
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (914) 630-7430

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On June 1, 2025, MGT Capital Investments, Inc., (the “Company”) announced that it had appointed Mr. Jonathan Pfohl as its Chief Financial Officer. Since 2024, Mr. Pfohl, 58, has served as the principal of VC Partners Group LLC, a CFO advisory service to companies in early-stage growth and later-stage restructuring. From 2018-2024 he served as the CFO of Virtual Currency Partners LLC, a venture capital group. From 2019-2022 he served as CFO of Liquid Financial USA ,Inc, an early-stage cryptocurrency exchange. From 2013-2018 he served as CFO of Scio Diamond Technology Corp (OTC:SCIO) He received his BS and MBA from the State University of New York at Buffalo. Mr. Pfohl entered into an employment agreement with the Company. The agreement provides for a salary of $5,000 per month, plus reimbursement of out-of-pocket business expenses. The Company or Mr. Pfohl may terminate the agreement on ten (10) business days notice. The agreement is attached to this Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. There are no family relationships between Mr. Pfohl and any person associated with the Company.

2

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated June 1 , 2025 between the Company and Jonathan Pfohl

104	Cover Page Interactive Data File (formatted as Inline XBRL)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2025	MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ Paul R. Taylor
Paul R. Taylor
Interim Principal Executive Officer

4